As filed with the Securities and Exchange Commission on August 22, 2006
Registration No. 333-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HYPERTENSION DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota		41-1618036
(State or other jurisdiction of	2915 Waters Road, Suite 108	(I.R.S. Employer
Incorporation or organization)	Eagan, Minnesota 55121	Identification No.)
Telephone (651) 687-9999
Facsimile (651) 687-0485
(Address of principal executive offices)

2003 STOCK PLAN
2005 STOCK PLAN
(Full title of the Plans)

Mark N. Schwartz	Copies to:
Chief Executive Officer	Douglas T. Holod, Esq.
Hypertension Diagnostics, Inc.	Maslon Edelman Borman & Brand, LLP
2915 Waters Road, Suite 108	90 South 7th Street, Suite 3300
Eagan, Minnesota 55121	Minneapolis, Minnesota 55402
Telephone (651) 687-9999	Telephone: (612) 672-8200
Facsimile (651) 687-0485	Facsimile: (612) 642-8313
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
	Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $.01 per share (3)	4,000,000	$0.145	$580,000	$62.06
Common Stock, par value $.01 per share (4)	6,000,000	$0.145	$870,000	$93.09
Totals	10,000,000			$155.15

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average low and high sale prices of the Registrant’s Common Stock on August 18, 2006, as reported on the OTC Bulletin Board.

(3)	Common Stock issuable pursuant to the Registrant’s 2003 Stock Plan.

(4)	Common Stock issuable pursuant to the Registrant’s 2005 Stock Plan.

PART I
     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
I-1

PART II
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:
1.	Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005;

2.	Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006;

3.	Current Reports on Form 8-K filed on September 20, 2005 (under Item 8.01), September 20, 2005 (under Items 2.02 and 9.01), October 26, 2005, November 17, 2005, January 20, 2006, March 3, 2006 (under Item 8.01), March 3, 2006 (under Item 3.02), March 31, 2006, April 27, 2006, May 22, 2006, June 9, 2006, July 3, 2006, and August 7, 2006, respectively; and

4.	The description of capital stock as set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2, as amended, filed on July 15, 1998 (File No. 333-53025).
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Minnesota Statutes Section 302A.521 requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys’ fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Registrant, or in the case of performance by a director, officer, employee or agent of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subdivision 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Hypertension Diagnostics, Inc. 2003 Stock Plan, as amended

10.2	Hypertension Diagnostics, Inc. 2005 Stock Plan

23.1	Consent of Virchow, Krause & Company, LLP

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)
Item 9. Undertakings.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the Registration Statement is on Form S-3 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan and the State of Minnesota, on the 22nd day of August, 2006.

HYPERTENSION DIAGNOSTICS, INC.

By:	/s/ Mark N. Schwartz

Mark N. Schwartz
Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Mark N. Schwartz, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mark N. Schwartz Mark N. Schwartz	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)	August 22, 2006

/s/ Greg H. Guettler Greg H. Guettler	President, Secretary and Director	August 22, 2006

/s/ Kellie D. Nelsen Kellie D. Nelsen	Manager of Finance and Accounting (Principal Financial Officer and Principal Accounting Officer)	August 22, 2006

/s/ Larry Leitner Larry Leitner	Director	August 22, 2006

/s/ Alan Stern Alan Stern	Director	August 22, 2006

/s/ Steven Gerber Steven Gerber	Director	August 22, 2006

/s/Kenneth W. Brimmer Kenneth W. Brimmer	Director	August 22, 2006

/s/ Jay N. Cohn Jay N. Cohn	Director	August 22, 2006

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Maslon Edelman Borman & Brand, LLP

10.1	Hypertension Diagnostics, Inc. 2003 Stock Plan, as amended

10.2	Hypertension Diagnostics, Inc. 2005 Stock Plan

23.1	Consent of Virchow, Krause & Company, LLP